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March 24, 2016

U.S. Securities and Exchange Commission
Office of the Chief Accountant
1000 F Street N.E.
Washington, DC 20549

Re:	Manasota Group, Inc.
File No. 333-71773

Dear Sir or Madam:

We have read Item 4.01 of the Current Report on Form 8-K of Manasota Group, Inc. (Registrant), dated March 24, 2016, and agree with the statements concerning our Firm set forth under Item 4.01 therein.

Sincerely,

Tampa, Florida